                                                                    Exhibit 3.33

                                REC R-87 PAGE 538

                               State of Delaware

                                  [STATE CREST]

                         Office of Secretary of State.

      I, Elisha C. Dukes, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Amendment of the "ALLIED VAN LINES TERMINAL COMPANY", as received and filed in this office the seventh day of March, A.D. 1966, at 9 o'clock A.M.

      In Testimony Whereof, I have hereunto set my hand and official seal at Dover this seventh day of March in the year of our Lord one thousand nine hundred and sixty-six.


[STATE SEAL]                                  /s/ Elisha C. Dukes
                                              ----------------------------------
                                                              Secretary of State

                                              /s/ [ILLEGIBLE]
                                              ----------------------------------
                                                        Ass't Secretary of State

FORM 12O          REC'D FOR RECORD Mar 14th 1966      LEO J. DUGAN, Jr. RECORDER

                        ALLIED VAN LINES TERMINAL COMPANY

                            CERTIFICATE OF AMENDMENT

STATE OF ILLINOIS  )
                   ) ss.
COUNTY OF COOK     )

      We, Ralph Rolapp, President, and John F. Christie, Jr., Secretary, of the Allied Van Lines Terminal Company, a corporation organized and existing under and by virtue of the laws of Delaware, do hereby certify as follows:

      1. On November 21, 1950, there was issued by the Secretary of State of Delaware a certificate of incorporation constituting and creating Allied Van Lines Terminal Company a corporation under the laws of the State of Delaware with its principal place of business in the City of Wilmington, County of New Castle, State of Delaware.

      2. The aforesaid certificate of incorporation, dated November 21, 1950, as amended, authorized a capital stock of one hundred one thousand (101,000) shares of which stock one hundred thousand (100,000) shares of the par value of Ten Dollars ($10.00) each, amounting in the aggregate to One Million Dollars ($1,000,000.00), was Class A stock, and of which one thousand (1,000) shares of the par value of Five Dollars ($5.00) each, amounting in the aggregate to Five Thousand Dollars ($5,000.00) was common stock.

      3. On the 2nd day of February, 1966, the Board of Directors of this corporation, with the unanimous consent of its shareholders, adopted a resolution proposing and authorizing an amendment to the aforesaid certificate of incorporation, to-wit:

            "FOURTH A. The total number of shares of stock which the corporation shall have the authority to issue is three hundred thousand (300,000) shares, of which stock one hundred thousand (100,000) shares of the par value of Ten Dollars ($10.00) each, amounting in the aggregate of One Million Dollars ($1,000,000.00), shall be Class A stock, and of which two hundred thousand (200,000) shares of the par value of Five Dollars ($5.00) each, amounting in the aggregate to One Million Dollars ($1,000,000.00), shall be common stock."

      4. The capital of this corporation will not be reduced under or by reason of the amendment.

      5. Said amendment to the certificate of incorporation was duly adopted by the Board of Directors of this corporation pursuant to and in accordance with the provisions of Sec. 242 of Title 8 of the Delaware Code.

      IN WITNESS WHEREOF, said Ralph Rolapp, President, and said John F. Christie, Jr., Secretary, of the Allied Van Lines Terminal Company, have signed this certificate and caused the corporate seal of said company to be affixed this 23 day of February, 1966.


                                             ALLIED VAN LINES TERMINAL COMPANY


                                             By: /s/ Ralph Rolapp
                                                 -------------------------------
                                                 Its President


                                             By: /s/ John F. Christie Jr.
                                                 -------------------------------
                                                 Its Secretary

(SEAL)

STATE OF CALIFORNIA     )
                        ) ss
COUNTY OF LOS ANGELES   )

Ralph Rolapp, being first duly sworn, on oath deposes and says that he is the President of Allied Van Lines Terminal Company; that he has signed the foregoing Certificate of Amendment and that those matters and representations contained in said Certificate are true.

                                                 /s/ Ralph Rolapp
                                                 -------------------------------
                                                 Ralph Rolapp


SUBSCRIBED AND SWORN TO BEFORE ME
THIS 23rd DAY OF February, 1966.


/s/ Trudi L. Dieterle
----------------------------------
          Notary Public

           TRUDI L. DIETERLE - NOTARY PUBLIC
For the County of Los Angeles, and State of California
         My Commission Expires March 18, 1969
       221 S. BEVERLY DR., BEVERLY HILLS, CALIF.

------------------------------------
          TRUDI L. DIETERLE
  [SEAL] NOTARY PUBLIC - CALIFORNIA
         PRINCIPAL OFFICE IN
         LOS ANGELES COUNTY
------------------------------------
My Commission Expires March 18, 1969

                               State of Delaware

                                  [STATE CREST]

                         Office of Secretary of State.

      I, Elisha C. Dukes, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing corresponds with and includes all of the provisions of the Certificate of Incorporation of the "ALLIED VAN LINES TERMINAL COMPANY", as received and filed in this office the twenty-first day of November, A.D. 1950, at 9 o'clock A.M., as amended and in effect July 27, 1966.

      In Testimony Whereof, I have hereunto set my hand and official seal at Dover this twenty-seventh day of July in the year of our Lord one thousand nine hundred and sixty-six.


[STATE SEAL]                                  /s/ Elisha C. Dukes
                                              ----------------------------------
                                                              Secretary of State

                                              /s/ [ILLEGIBLE]
                                              ----------------------------------
                                                        Ass't Secretary of State

                         CERTIFICATE OF INCORPORATION OF

                        ALLIED VAN LINES TERMINAL COMPANY

                                     -o-O-o

            FIRST. The name of the corporation is ALLIED VAN LINES TERMINAL COMPANY

            SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City or Wilmington, County or New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

            THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

            (a) To purchase real estate, and to construct and operate buildings thereon.

            (b) To supply, maintain and operate freight terminal facilities including driveways, loading platforms, tractors, warehouse and storage facilities for the receipt, delivery, storage or handling of freight, including power, light, heat and machinery.

            (c) To conduct the business of a filling and service station, which business shall include the dealing in gasoline and all other petroleum products; all kinds of oils and products used for motor fuel or lubrication; all manner of accessories and appliances to be used on motor vehicles of every description; the washing, polishing and storing of motor vehicles.

            (d) To purchase, sell, lease, make repairs to, and store automobiles and trucks, their parts and accessories.

            (e) To buy and sell all kinds of automobile parts, machinery, accessories, oils, paints and greases of every kind, nature and description, and to engage in the business of distributing, buying, selling, and repairing of automobile tires.

            (f) To own, operate, manage, carry on and conduct dormitories, restaurants, commissaries, and similar facilities and services of all kinds;

      to convert, alter, reconstruct, rebuild and improve any of the same respectively as from time to time may be deemed expedient, and to manufacture, purchase, produce, or otherwise acquire any and all fuel, ice, provisions, light, heat, power, materials or articles of any kind for its own use.

            (g) To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

            (h) To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

            (i) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copy-rights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

            (j) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

            (k) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

            (l) To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

            (m) To loan to any person, firm or corpora-tion any of its surplus funds, either with or without security.

            (n) To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

            (o) To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

            (p) In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all the things hereinbefore set forth to the same extent as natural persons might or could do.

            The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

            FOURTH. A. The total number of shares of stock which the corporation shall have the authority to issue is one hundred and one thousand (101,000) of which stock one hundred thousand (100,000) shares of the par value of Ten Dollars ($10.00) each, amounting in the aggregate to One Million Dollars ($1,000,000.00) shall be preferred stock and of which one thousand (1,000) shares of the par value of Five Dollars ($5.00) each, amounting in the aggregate to Five Thousand Dollars ($5,000.00) shall be common stock.

If the corporation or its nominee does not elect to purchase the share within such period, the holder may sell the share to anyone.

            (2) The failure of the corporation to purchase a share of stock pursuant to the option granted in paragraph (a) above does not discharge the share from any of the conditions contained herein. All the conditions hereby imposed apply to all shares of stock in the hands of all holders or owners, whether original shareholders or subsequent purchasers or transferees, whether acquired through the voluntary or involuntary act of a shareholder or by operation of law.

            FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

            SIXTH. The names and places of residence of the incorporators are as follows:

            NAMES                         RESIDENCES
            -----                         ----------

            C. S. Peabbles                Wilmington, Delaware
            S. M. Brown                   Wilmington, Delaware
            Wilson Powell                 Wilmington, Delaware

            SEVENTH. The corporation is to have perpetual existence.

            EIGHTH. The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatever.

            NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

            (a) To make, alter, amend or repeal the by-laws of the corporation.

            (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

            (c) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corpora-tions, as its board of directors shall deem expedient and for the best interests of the corporation.

            (d) To exercise all such powers and do all such acts as may be exercised or done by the corporation except as otherwise provided by the statutes of Delaware, this certificate, and the by-laws of the corporation.

            TENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corpora-tion, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation as the case may be, and also on this corporation.

            ELEVENTH. Elections of directors need not be by ballot unless the by-laws of the corporation so provide.

            TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                               Received for Record

                                 November 21st, A. D. 1950.

                                   Burton S. Heal, Recorder.

STATE OF DELAWARE   :
                    :  SS.:
NEW CASTLE COUNTY   :

            Recorded in the Recorder's Office at Wilmington, in Corporation
Record      , Vol.     Page     &c., the 21st day of November, A. D. 1950.

            Witness my hand and official seal.


                                       Burton S. Heal,

                                          Recorder.

------------------------------
"  Recorder of Deeds Office  "
"  New Castle Co. Del.       "
"  Mercy - Justice.          "
------------------------------

            WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 20th day of November, A. D. 1950.

                                             C. S. Peabbles          (SEAL)
                                             S. M. Brown             (SEAL)
                                             Wilson Powell           (SEAL)

STATE OF DELAWARE      )
                       ) ss.:
COUNTY OF NEW CASTLE   )

            BE IT REMEMBERED, that on this 20th day of November, A. D. 1950, personally came before me, a Notary Public for the State of Delaware, C. S. Peabbles, S. M. Brown and Wilson Powell, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

            GIVEN under my hand and seal of office the day and year aforesaid.


                                       M. Ruth Mannering

                                            Notary Public

-----------------------------
"  M. Ruth Mannering        "
"  Notary Public            "
"  Appointed Feb. 11, 1949  "
"  Delaware                 "
"  Term Two Years           "
-----------------------------

                                STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE

            I, HARRIS B. McDOWELL, JR., Secretary of State of the State of Delaware, DO HEREBY CERTIFY that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "ALLIED VAN LINES TERMINAL COMPANY", as received and filed in this office the twenty-first day of November, A. D. 1950, at 9 o'clock A. M.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, at Dover, this twenty-first day of November in the year of our Lord one thousand nine hundred and fifty.

                                       HARRIS B. McDOWELL, JR.
                                       Secretary of State.

                                       NELLIE W. NORBET
                                       Ass't. Secretary of State.


-------------------------
"  Secretary's Office   "
"                       "
"  1855 Delaware 1793   "
-------------------------